Exhibit 99.3

Henderson Enterprises Group, Inc. and Subsidiary

(Henderson Products, Inc.)

Consolidated Balance Sheets

	(Unaudited)	(Audited)
Assets	October 4, 2014	December 31, 2013
Current Assets:
Cash	$310,605	$86,202
Accounts receivable, less allowance for doubtful accounts 2014 $145,032; 2013 $118,990	11,324,537	9,113,489
Other receivables	46,462	580,156
Inventories	17,257,893	11,074,217
Prepaid expenses	310,455	233,879
Deferred income taxes	459,000	459,000
Total current assets	29,708,952	21,546,943

Property and Equipment:
Land	80,000	80,000
Building and improvements	2,090,143	1,774,558
Vehicles	763,941	651,085
Machinery and equipment	6,129,940	5,200,698
Office furniture and equipment	164,076	98,285
	9,228,100	7,804,626
Less accumulated depreciation	2,635,105	2,008,534
	6,592,995	5,796,092

Intangibles and Other Assets:
Goodwill	7,105,133	7,105,133
Other intangibles	824,989	1,719,872
	7,930,122	8,825,005

Deferred Income Taxes	907,000	907,000
	$45,139,069	$37,075,040

See Notes to Consolidated Financial Statements.

	(Unaudited)	(Audited)
Liabilities and Stockholders’ Equity	October 4, 2014	December 31, 2013
Current Liabilities:
Current maturities of long-term debt	$2,208,928	$2,220,981
Excess of outstanding checks over bank balance	1,526,157	415,800
Accounts payable	6,516,938	4,850,714
Accrued expenses	4,120,759	4,488,992
Total current liabilities	14,372,782	11,976,487

Long-Term Liabilities, long-term debt, less current maturities	11,789,357	8,808,865
Total liabilities	26,162,139	20,785,352

Commitments (Notes 5, 7 and 9)

Stockholders’ Equity:
Common stock, $0.01 par value; authorized 1,000,000 shares, 608,921 shares issued as of October 4, 2014; 603,824 as of December 31, 2013	6,089	6,038
Additional paid-in capital	12,497,623	12,344,569
Retained earnings	6,473,218	3,939,081
	18,976,930	16,289,688
	$45,139,069	$37,075,040

Henderson Enterprises Group, Inc. and Subsidiary

(Henderson Products, Inc.)

Consolidated Statements of Income

Periods Ended October 4, 2014 and September 28, 2013

(Unaudited)

	2014	2013

Net sales and service	$56,320,245	$53,618,015

Cost of goods sold	42,545,293	41,403,715

Gross profit	13,774,952	12,214,300

Operating expenses	9,281,369	8,902,388

Operating income	4,493,583	3,311,912

Nonoperating income (expense):
Interest	(540,242)	(957,148)
Other	6,474	20,311

Income before income taxes	3,959,815	2,375,075

Federal and state income taxes	1,425,678	877,187
Net income	$2,534,137	$1,497,888

See Notes to Consolidated Financial Statements.

Henderson Enterprises Group, Inc. and Subsidiary

(Henderson Products, Inc.)

Consolidated Statement of Stockholders’ Equity

Period Ended October 4, 2014

(Unaudited)

		Additional
	Common	Paid-in	Retained
	Stock	Capital	Earnings	Total

Balance, December 31, 2013	$6,038	$12,344,569	$3,939,081	$16,289,688
Net income	—	—	2,534,137	2,534,137
Exercise of stock options of 5,097 shares of common stock	51	101,889	—	101,940
Stock compensation related to stock options	—	51,165	—	51,165
Balance, October 4, 2014	$6,089	$12,497,623	$6,473,218	$18,976,930

See Notes to Consolidated Financial Statements.

Henderson Enterprises Group, Inc. and Subsidiary

(Henderson Products, Inc.)

Consolidated Statements of Cash Flows

Periods Ended October 4, 2014 and September 28, 2013

(Unaudited)

	2014	2013
Cash Flows from Operating Activities:
Net income	$2,534,137	$1,497,888
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	640,473	528,215
Amortization	854,086	993,726
Gain on sale of property and equipment	(4,254)	(10,780)
Stock option expense	51,165	51,300
Noncash interest expense on shareholder debt	63,559	149,568
Noncash interest for debt issuance cost	40,797	125,044
Changes in assets and liabilities:
(Increase) in accounts receivable	(2,211,048)	(3,942,220)
Decrease (increase) in other receivables	533,694	(17,439)
(Increase) decrease in inventories	(6,183,676)	1,093,300
(Increase) decrease in prepaid expenses	(76,576)	152,038
Increase in accounts payable and accrued liabilities	1,297,991	2,345,853
Net cash provided by (used in) operating activities	(2,459,652)	2,966,493

Cash Flows from Investing Activities:
Purchase of equipment and improvements	(1,444,630)	(888,796)
Proceeds from sale of property and equipment	11,508	38,865
Net cash (used in) investing activities	(1,433,122)	(849,931)

Cash Flows from Financing Activities:
Proceeds (payments) on revolving credit loan agreement, net	4,570,515	(1,110,119)
Payments on long-term debt	(1,650,000)	(3,050,000)
Proceeds from long-term debt	—	11,000,000
Payments on subordinated debt	—	(8,244,578)
Proceeds from subordinated debt	—	1,600,000
Payments on capital leases	(15,635)	(14,917)
Repurchase common stock for retirement	—	(1,600,000)
Stock option exercise cash paid	101,940	—
Debt issuance costs	—	(163,188)
Increase (decrease) in excess of outstanding checks over bank balance	1,110,357	(426,718)
Net cash provided by (used in) financing activities	4,117,177	(2,009,520)

Net increase in cash	224,403	107,042

Cash:
Beginning of year	86,202	6,988
Period ended	$310,605	$114,030

Supplemental Disclosures of Cash Flow Information:
Cash payments for:
Interest	$673,306	$632,595
Income tax (net of refunds)	643,293	385,189

See Notes to Consolidated Financial Statements.

Henderson Enterprises Group, Inc. and Subsidiary

(Henderson Products, Inc.)

Notes to Consolidated Financial Statements

Note 1.                                 Nature of Business and Significant Accounting Policies

Nature of business: Henderson Enterprises Group, Inc. (Company) is headquartered in Manchester, Iowa. The Company, through its wholly-owned subsidiary, Henderson Products, Inc., is engaged in the manufacturing, installation and selling of heavy duty truck equipment in the North American municipal and construction markets.

Presentation:  The consolidated balance sheet as of December 31, 2013 was audited as of that date, but all of the information and notes as of December 31, 2013 required by GAAP have not been repeated here. For further information, refer to the consolidated financial statements and notes thereto for the year ended December 31, 2013.

A summary of the Company’s significant accounting policies are as follows:

Unaudited interim financial information:  The accompanying interim consolidated balance sheet as of October 4, 2014, the consolidated statements of income and cash flows for the period from January 1, 2014 to October 4, 2014 (“period ended October 4, 2014”) and for the period from January 1, 2013 to September 28, 2013 (“period ended September 28, 2013”) and the consolidated statement of stockholders’ equity for the period ended October 4, 2014 are unaudited. The unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. In the opinion of management, these financial statements contain all normal and recurring adjustments considered necessary to present fairly the financial position as of October 4, 2014 and its results of operations and cash flows for the period ended October 4, 2014 and September 28, 2013. The results for the period ended October 4, 2014 is not necessarily indicative of the results to be expected for the full year. The information contained in these notes to the consolidated financial statements relating to the interim periods ended October 4, 2014 and September 28, 2013 are unaudited.

Accounting estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates: The allowance for doubtful accounts, recoverability of long-term assets and valuation of goodwill, self-insurance and obsolete inventory involve certain estimates made by management. These estimates are reviewed by management routinely and it is reasonably possible that circumstances that existed at October 4, 2014, may change in the near-term future and that effect could be material to the consolidated financial statements.

Principles of consolidation: The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Henderson Products, Inc. All material intercompany accounts and transactions have been eliminated in the consolidation.

Periods ended: The Company’s policy is to close its interim books on the last Saturday closest to month end.

Henderson Enterprises Group, Inc. and Subsidiary

(Henderson Products, Inc.)

Notes to Consolidated Financial Statements

Note 1.                                 Nature of Business and Significant Accounting Policies (Continued)

Accounts receivables: Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. A trade receivable is considered to be past due if the invoice is outstanding past the stated due date. The provision for bad debts charged to expenses was $4,500 and $29,500 for the periods ended October 4, 2014 and September 28, 2013, respectively.

Inventories: Inventories are valued at the lower of cost (first-in, first-out method) or market.

Property and equipment: Property and equipment are stated at cost. Depreciation is computed by the straight-line method over the following estimated useful lives:

Years

Building and improvements	40 years
Vehicles	3 - 5 years
Machinery and equipment	3 - 10 years
Office furniture and equipment	10 years

Revenue recognition policy: Revenue is recognized at the time of shipment. Service revenue is recognized when the service is performed. Shipping and handling charges to customers are included in revenue. Shipping and handling costs incurred by the Company are included in cost of goods sold.

Estimated warranty claims: The Company sells its products with a warranty that provides for repairs and replacements of any defective parts for a period of one year after delivery to the original user or 18 months after the actual invoice whichever comes first. At the time of the sale, the Company accrues an estimate of the cost of providing the warranty based on prior experience.

Changes in the Company’s product warranty liability for the period ended October 4, 2014, are as follows:

Balance, beginning	$604,478
Warranty expense	592,782
Payments for items under warranty	(625,956)
Balance, ending	$571,304

Income tax matters: Deferred income taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and net operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. The temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Henderson Enterprises Group, Inc. and Subsidiary

(Henderson Products, Inc.)

Notes to Consolidated Financial Statements

Note 1.                                 Nature of Business and Significant Accounting Policies (Continued)

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes along with any associated interest and penalties that would be payable to the taxing authorities upon examination, if any. With a few exceptions, the Company is not subject to U.S. federal, or state and local income tax examinations by tax authorities for years before 2010. As of and for the period ended October 4, 2014 the Company had no uncertain tax positions that are required to be recorded as a liability.

Stock-based compensation:  The Company has a stock-based employee compensation plan, which is more fully described in Note 11. The Company accounts for its stock-based compensation in accordance with Compensation-Stock Compensation. The Company measures the cost of employee services received in exchange for equity instruments based on the grant-date fair value of those instruments and recorded compensation expense over the related vesting period.

Subsequent events:  The Company has evaluated subsequent events through [opinion date], the date on which the financial statements were available to be issued. Management has determined that no events or transactions have occurred through that date that required additional recognition of disclosure in the financial statements.

Asset impairment assessments:  The Company periodically evaluates the carrying value of long-lived assets to be held and used, including, but not limited to, capital assets and intangible assets, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is less than its carrying value. In that event, a loss would be recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value would be determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost to dispose.

Goodwill:  The Company records as goodwill the excess of purchase price over the fair value of the identifiable net assets acquired. Provision of Intangibles-Goodwill and Other, prescribes a two-step process for impairment testing of goodwill, which is performed annually, as well as when an event triggering impairment may have occurred. The first step tests for impairment, while the second step, if necessary, measures the impairment. The Company has elected to perform its annual analysis as of December 31 each year.

Other intangibles:  The Company classifies intangible assets as definite-lived or indefinite-lived intangible assets. Definite-lived intangibles include customer list, trade name and trademarks, and debt issuance costs. Customer list, non-compete and trade name and trademarks are amortized over the estimated useful life using a method that reflects an appropriate allocation of the costs of the assets to earnings in proportion to the amount of economic benefits obtained by the Company in each reporting period. The determination of the expected life depends upon the use and underlying characteristics of the intangible asset. Customer relationship and patent and technology are amortized on a double declining basis. Debt issuance costs are amortized over the life of the debt agreements based on the interest method. The Company periodically reviews the appropriateness of the amortization periods related to the definite-lived assets. These assets are stated at amortized cost.

Henderson Enterprises Group, Inc. and Subsidiary

(Henderson Products, Inc.)

Notes to Consolidated Financial Statements

Note 1.                                 Nature of Business and Significant Accounting Policies (Continued)

The following intangibles are being amortized over the periods indicated below:

Years
Customer list	7
Trade name & trademarks	5 - 7
Debt issuance costs	3 - 5
Patent and technology	5
Customer relationship	5
Noncompete agreement	3

Advertising:  The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising expense for the period ended October 4, 2014 and September 28, 2013 was $63,689 and $52,783, respectively.

Research and development:  Research and development costs are expensed as incurred. Research and development expense for the period ended October 4, 2014 and September 28, 2013 was $48,704 and $1,736, respectively.

Patent cost:  The Company follows the policy of expensing legal costs related to internally developing patents. Expenses for the period ended October 4, 2014 and September 28, 2013 was approximately $12,000 and $51,000, respectively.

Note 2.                                 Other Intangibles

Other intangibles as of October 4, 2014 were as follows:

		Accumulated
	Cost	Amortization	Net

Customer list	$7,710,000	$(7,550,222)	$159,778
Trade name and trademarks	823,000	(540,333)	282,667
Patent and technology	775,000	(482,050)	292,950
Noncompete agreement	24,000	(16,000)	8,000
Debt issuance cost	163,188	(81,594)	81,594
	$9,495,188	$(8,670,199)	$824,989

Note 3.                                 Inventories

Inventories as of October 4, 2014 consisted of the following:

Raw material	$11,214,799
Work in process	2,307,174
Finished goods	4,183,391
17,705,364
Obsolete inventory reserve	(447,471)
$17,257,893

Henderson Enterprises Group, Inc. and Subsidiary

(Henderson Products, Inc.)

Notes to Consolidated Financial Statements

Note 4.                                 Pledged Assets and Long-Term Debt

Long-term debt as of October 4, 2014 and the terms and collateral as of October 4, 2014 are as follows:

The Company has a revolving credit loan agreement with a bank, which expires March 26, 2016. Total available borrowings are the lesser of a borrowing base which is tied to certain accounts receivable and inventories or $9,500,000, less amounts currently borrowed. Total additional amount available under this revolving credit loan agreement at October 4, 2014 was $4,929,485. Depending on the ratio of total debt to EBITDA (as defined), advances under the revolving credit loan agreement bear interest at an interest rate ranging from 2.25% to 3.00%. A fee of 0.35% to 0.50% is charged on the unused portion of the revolving credit loan agreement. (A)

$4,570,515

Senior subordinated notes payable to stockholders, due in full in September 2016. Borrowings bear interest at 17%, of which 12% is payable quarterly in March, June, September and December of each year and the remaining 5% interest is deferred and accrues on the notes. (B)	1,718,842

Term note of $11,000,000 with the principal payment due in full March 26, 2016 per agreement with bank. Quarterly payments of $550,000. If total debt to EBITDA is greater than 2.5 the interest rate is 3%. If it is greater than 2 but less than 2.5 the interest rate is 2.75%. If it is greater than 1.5 but less than 2 the interest rate is 2.5%. Less than 1.5 the interest rate is 2.25%. The effective rate of 2.75% as of October 4, 2014. (A)	7,700,000

Capital leases	8,928
13,998,285
Less current maturities	2,208,928
Long-term debt	$11,789,357

(A)                 These agreements contain various restrictive covenants including, among others, ones related to the maintenance of certain levels of debt to EBITDA, certain levels of fixed charge coverage and a minimum EBITDA level. In addition, these notes are collateralized by substantially all of the Company’s assets.

(B)                 These notes are collateralized by substantially all of the Company’s assets and is subordinated to the bank financing.

Henderson Enterprises Group, Inc. and Subsidiary

(Henderson Products, Inc.)

Notes to Consolidated Financial Statements

Note 5.                                 Related Party Transactions

On December 3, 2009, the Company entered into a management agreement with a company which has common ownership. The agreement provides that management of the company will render consulting, advisory and other special services and expertise to the Company. The Company expensed $502,465 and $476,349 in management fees for the periods ended October 4, 2014 and September 28, 2013, respectively. As of October 4, 2014, the accrued management fee totaled none.

The Company expensed $216,102 and $462,454 in related party interest expense for the period ended October 4, 2014 and September 28, 2013, respectively.

Note 6.                                 Defined Contribution Retirement Plan

The Company sponsors a 401(k) retirement plan (Plan) which covers substantially all employees meeting certain eligibility requirements. Eligible employees may contribute up to the maximum amount of pretax annual compensation provided by law for this type of plan. The Company may elect to make discretionary matching contributions. The Company matches 50% of the first 6% of the eligible employee contributions. The Company’s expense for the period ended October 4, 2014 and September 28, 2013 was approximately $236,000 and $206,000, respectively.

Note 7.                                 Total Rental Expense

The Company leases office and plant equipment under various cancellable and noncancellable agreements that require various minimum annual rentals and expire at various dates through 2024.

The rental expense for the period ended October 4, 2014 and September 28, 2013 totaled approximately $435,000 and $428,000, respectively.

Note 8.                                 Stockholders’ Equity

Under the terms of the Company’s stockholder agreement dated December 3, 2009, the Company and its stockholders have the right of first refusal to purchase the common stock issued and outstanding.

If there is a stockholder triggering event, as defined in the agreement, the Company has the option to purchase all of the stock owned by such stockholder for fair market value.

Note 9.                                 Commitments and Contingencies

The Company is primarily self-insured for medical benefits for its employees and dependents with stop loss coverage of $40,000 per covered person annually. In addition, the Company has an aggregate stop loss of 125% of expected paid claims. The Company recorded a liability of $375,210 based on known and estimated medical claims outstanding as of October 4, 2014, which is presented in accrued liabilities on the accompanying consolidated balance sheets.

Henderson Enterprises Group, Inc. and Subsidiary

(Henderson Products, Inc.)

Notes to Consolidated Financial Statements

Note 10.                         Major Customer

A major customer is defined as one with net sales comprising greater than 10% of the Company’s total net sales. Net sales for the period ended October 4, 2014 and September 28, 2013 and the trade receivable amount due from this major customer as of October 4, 2014 are approximately as follows:

	2014
		Trade	2013
Customer	Net Sales	Receivables	Net Sales

A	$7,802,000	$3,543,000	$10,492,000

Note 11.                          Stock Options

In 2009, the Company adopted the Henderson Enterprises Group, Inc. 2009 Stock Option Plan (Plan) a stock option plan reserving an aggregate of 114,700 shares of the Company’s common stock for issuance under the Plan. The price for each option shall be the fair market value of the Company’s stock at the date the option is granted as determined by the Board of Directors. There were no stock option grants during the period ended October 4, 2014 and September 28, 2013.

The Company has recorded stock compensation expense of $51,165 and $51,300 for the period ended October 4, 2014 and September 28, 2013. As of October 4, 2014 there is $148,167 of unrecognized option compensation expense related to nonvested stock options. This amount will be recorded as expense through 2016.

As of October 4, 2014 there were 87,938 shares vested and expected to vest. As of October 4, 2014 there were 76,401 shares vested and exercisable. The weighted average exercise price was $20.

Note 12.                          Sale of the Company

On November 24, 2014, pursuant to the terms of a Merger Agreement, dated November 24, 2014, Douglas Dynamics, Inc. acquired 100% of the outstanding common stock and stock options to purchase common stock for a purchase price of approximately $95 million in cash, subject to working capital, cash and other adjustments.